Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Capitalized terms used and not defined in this Exhibit shall have the meanings assigned to them in the Current Report on Form 8-K/A to which this Exhibit is attached.

As previously disclosed, On January 11, 2026, BCAR, Exascale, PubCo and Merger Sub entered into the Business Combination Agreement. The Business Combination closed on August 27, 2026.

BCAR is a blank check company incorporated in the British Virgin Islands on March 20, 2025. BCAR was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

On August 1, 2025, BCAR consummated its initial public offering of 28,000,000 public units at $10.00 per unit, which included 3,000,000 units issued upon the underwriters’ partial exercise of their over-allotment option, generating gross proceeds of $280,000,000. Simultaneously, BCAR completed the private placement of 200,000 units to the Sponsor at $10.00 per unit, generating additional proceeds of $2,000,000. Total transaction costs amounted to $3,582,634, which included a non-cash expense of $2,419,400 representing the fair value of 1,000,000 Class A ordinary shares issued to the representative of the underwriters, and $1,163,234 of other cash offering costs.

D. Boral ARC Merger Corporation (“PubCo”) is a Delaware company formed by D. Boral ARC Acquisition I Corp. (“BCAR”) on December 19, 2025 (inception). PubCo was formed to be the surviving company in connection with a contemplated business combination between BCAR and a target company. PubCo has no principal operations or revenue producing activities.

Exascale Labs Inc. (“Exascale”) is a next-generation AI infrastructure provider operating an asset-light, software-defined GPU compute platform and related AI infrastructure solutions. Exascale’s core business includes GPU as a Service (“GaaS”), through which it provides reserved and on-demand access to high-performance GPU compute capacity sourced from third-party data centers globally, as well as GPU cluster management and optimization services for AIDC operators. In addition, Exascale has developed certain modular data center, high-density liquid cooling, HVDC power, data center interconnectivity and energy storage solutions that are designed to address deployment bottlenecks in AI infrastructure and that Exascale believes are ready for commercial engagement, although these capabilities have not yet generated revenue as of the date of the Current Report on Form 8-K/A to which this Exhibit is attached.

Upon the closing of the Business Combination, D. Boral ARC Merger Corporation was renamed as “Exascale Labs Holdings Inc.” Exascale Labs Holdings Inc. is providing the following unaudited pro forma condensed combined financial information to aid in the analysis of the financial aspects of the Business Combination and other events contemplated by the Business Combination Agreement. The following unaudited pro forma condensed combined financial information presents the combination of the financial information of BCAR and Exascale, adjusted to give effect to the Business Combination and other events contemplated by the Business Combination Agreement.

The unaudited pro forma condensed combined balance sheet as of June 30, 2026 combines the historical balance sheet of BCAR as of June 30, 2026 with the historical balance sheet of Exascale as of June 30, 2026 on a pro forma basis as if the Business Combination had been consummated on June 30, 2026. This presentation has been prepared in accordance with Article 11 of Regulation S-X to facilitate understanding of the financial impacts.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026 combines the historical statement of operations of BCAR for the year ended June 30, 2026 and the historical statement of operations of Exascale for the year ended June 30, 2026 on a pro forma basis as if the Business Combination had been consummated on July 1, 2025.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are incorporated by reference in the Current Report on Form 8-K/A to which this Exhibit is attached:

●	the historical unaudited financial statements of BCAR as of and for the period from March 20, 2025 (inception) through June 30, 2025, the historical audited financial statements of BCAR as of and for the period from March 20, 2025 (inception) through December 31, 2025 and the historical unaudited financial statements of BCAR as of and for the six months ended June 30, 2026;

●	the historical audited financial statements of Exascale as of and for the year ended June 30, 2025 and 2026; and

●	other information relating to Exascale and BCAR, including the Business Combination Agreement and the description of certain terms thereof and the financial and operational condition of BCAR and Exascale.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Exascale’s financial condition or results of operations would have been had the Business Combination been consummated on the dates indicated. The unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the post-combination company. The unaudited pro forma condensed combined financial statements include certain assumptions, which may ultimately not come to fruition. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments and the assumptions included in these unaudited pro forma condensed combined financial statements represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed. In addition, the unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of the post-Closing company.

Description of the Transactions

On January 11, 2026, BCAR, Exascale, PubCo and Merger Sub entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, the Business Combination was effected in two steps: (i) a merger of BCAR with and into PubCo for the purpose of redomiciling BCAR from the British Virgin Islands to the State of Delaware (the “Domestication Merger”), with PubCo continuing as the surviving corporation and, upon effectiveness of the Domestication Merger, changing its name to “Exascale Labs Holdings Inc.”; and (ii) immediately thereafter, a merger of Merger Sub with and into Exascale, with Exascale surviving as a wholly owned subsidiary of PubCo (the “Acquisition Merger” and, together with the Domestication Merger, the “Business Combination”).

On August 27, 2026 (the “Closing Date”), the parties consummated the Business Combination, following approval by BCAR’s shareholders at an extraordinary general meeting held on July 29, 2026. In the Domestication Merger, BCAR continued out of the British Virgin Islands and into the State of Delaware pursuant to the Business Companies Act (Revised Edition 2020), as amended, of the British Virgin Islands and Section 388 and other applicable provisions of the General Corporation Law of the State of Delaware, with PubCo surviving as a Delaware corporation under the name “Exascale Labs Holdings Inc.” At the effective time of the Domestication Merger, (i) 1,200,000 issued and outstanding BCAR Class A ordinary shares and 12,000,000 BCAR Class B ordinary shares, together with 1,134,789 BCAR Class A ordinary shares that remained issued and outstanding and were not redeemed in connection with the shareholder vote (in each case, other than shares held as treasury shares, shares held by subsidiaries of BCAR, shares held by BCAR shareholders who properly exercised dissenter’s rights under applicable law, and BCAR Class A ordinary shares that were redeemed in connection with the shareholder vote) were cancelled and converted into 14,334,789 shares of Class A common stock, par value $0.0001 per share, of PubCo (“PubCo Class A Ordinary Common Stock”), and (ii) each warrant of BCAR outstanding immediately prior to the Domestication Merger (each, a “BCAR Warrant”) was assumed by PubCo and became a warrant of PubCo (each, a “PubCo Warrant”), exercisable for PubCo Class A Ordinary Common Stock on the same terms as were applicable to the BCAR Warrants, subject to adjustments contemplated by the Business Combination Agreement.

In connection with the extraordinary general meeting and the Business Combination, holders of 26,865,211 BCAR Class A ordinary shares exercised their redemption rights and redeemed their shares for cash. On the Closing Date, there were 1,134,789 shares of PubCo Class A Ordinary Common Stock outstanding that were held by former BCAR public shareholders.

Following the Domestication Merger, Merger Sub merged with and into Exascale, with Exascale surviving as a wholly owned subsidiary of PubCo. At the closing of the Acquisition Merger, the aggregate consideration payable to Exascale and its securityholders (the “Merger Consideration”) was $500,000,000, payable in the form of 50,000,000 newly issued shares of common stock of PubCo, valued at $10.00 per share. The Merger Consideration was allocated among Exascale’s various securityholder groups based on their respective “implied ownership percentages,” determined by reference to Exascale’s fully diluted capitalization and the specific contractual terms applicable to each category of security. In particular:

(i)	each Simple Agreement for Future Equity (“SAFE”) between Exascale and a SAFE holder was cancelled and converted into the right to receive a number of shares of PubCo Class A Ordinary Common Stock based on the SAFE’s implied ownership percentage (which, in general, was equal to the product of (x) the quotient obtained by dividing the SAFE’s purchase amount by its post-money valuation cap and (y) 100, subject to capitalization and rounding adjustments), with all outstanding SAFEs as of the proxy statement/prospectus filing date collectively entitled to receive 8,864,761 shares of PubCo Class A Ordinary Common Stock, representing an aggregate implied ownership percentage of 17.730%;

(ii)	that certain Base Camp Investment Agreement, dated May 9, 2023 (the “Base Camp Investment Agreement”), was cancelled and converted into the right to receive 312,500 shares of PubCo Class A Ordinary Common Stock, representing an implied ownership percentage of 0.625%;

(iii)	each outstanding Exascale equity incentive award was cancelled and converted into the right to receive PubCo Class A Ordinary Common Stock based on the implied ownership percentage attributable to such award, which, based on Exascale’s capitalization as of the proxy statement/prospectus filing date, was 0.154%, entitling such award holders to receive an aggregate of 77,000 shares of PubCo Class A Ordinary Common Stock;

(iv)	each issued and outstanding share of Exascale Class A common stock was cancelled and converted into the right to receive PubCo Class A Ordinary Common Stock based on the implied ownership percentage attributable to Exascale’s Class A common stock, which, based on the same capitalization date, was 20.200%, entitling the holders of Exascale Class A common stock to receive an aggregate of 10,100,000 shares of PubCo Class A Ordinary Common Stock; and

(v)	each issued and outstanding share of Exascale Class B common stock was cancelled and converted into the right to receive PubCo Class B common stock, par value $0.0001 per share (“PubCo Class B Super Common Stock”), based on the implied ownership percentage attributable to Exascale’s Class B common stock, which, based on the same capitalization date, was 61.291%, entitling the holders of Exascale Class B common stock to receive an aggregate of 30,645,739 shares of PubCo Class B Super Common Stock.

Each share of PubCo Class A Ordinary Common Stock carries one vote per share, and each share of PubCo Class B Super Common Stock carries twenty votes per share. No fractional shares of PubCo Common Stock were issued in connection with the Business Combination. On the Closing Date, there were 19,354,261 shares of PubCo Class A Ordinary Common Stock and 30,645,739 shares of PubCo Class B Super Common Stock outstanding that were held by former Exascale securityholders.

As of the Closing Date and upon completion of the Business Combination, PubCo had approximately 64,334,789 shares of PubCo Common Stock issued and outstanding, consisting of approximately 33,689,050 shares of PubCo Class A Ordinary Common Stock and 30,645,739 shares of PubCo Class B Super Common Stock, and no shares of preferred stock outstanding. In addition, as of the Closing Date, PubCo had 14,099,992 PubCo Warrants outstanding, each whole PubCo Warrant entitling the holder to purchase one share of PubCo Class A Ordinary Common Stock at an exercise price of $11.50 per share.

The pro forma combined financial information takes into account the actual redemptions of BCAR Ordinary Shares that occurred as of the Closing Date of the Business Combination.

The pro forma shares of the combined common stock issued and outstanding immediately after the Business Combination are as below:

Actual Redemption
Common Stock
PubCo Class A Ordinary Common Stock held by BCAR stockholders(1)	1,134,789
PubCo Class A Ordinary Common Stock held by BCAR sponsor and affiliates(2)	12,200,000
PubCo Class A Ordinary Common Stock held by underwriter(3)	1,000,000
PubCo Class A Ordinary Common Stock held by Exascale SAFEholders(4)	8,864,761
PubCo Class A Ordinary Common Stock held by Base Camp Investment Agreement Investor(5)	312,500
PubCo Class A Ordinary Common Stock held by Exascale Equity Incentive Recipients(6)	77,000
PubCo Class A Ordinary Common Stock held by Exascale Class A common stockholders(7)	10,100,000
PubCo Class B Super Common Stock held by Exascale Class B common stockholders(8)	30,645,739
Total	64,334,789

1.	Consists of 1,134,789 shares of PubCo Class A Ordinary Common Stock, resulting from the conversion by BCAR’s public stockholders on a one-for-one basis.
2.	Consists of (i) 200,000 shares of PubCo Class A Ordinary Common Stock converted from private units held by the Sponsor, and (ii) 12,000,000 shares of PubCo Class A Ordinary Common Stock converted from founder shares held by the Sponsor.
3.	Consists of 1,000,000 shares of PubCo Class A Ordinary Common Stock converted from representative shares held by the underwriter in BCAR’s initial public offering.
4.	Consists of 8,864,761 shares of PubCo Class A Ordinary Common Stock converted from Exascale SAFEholders.
5.	Consists of 312,500 shares of PubCo Class A Ordinary Common Stock converted from Base Camp Investment Agreement Investor.
6.	Consists of 77,000 shares of PubCo Class A Ordinary Common Stock converted from Exascale Equity Incentive Recipients.
7.	Consists of 10,100,000 shares of PubCo Class A Ordinary Common Stock converted from Exascale Class A common stockholders.
8.	Consists of 30,645,739 shares of PubCo Class B Super Common Stock converted from Exascale Class B common stockholders.

Accounting Treatment of the Business Combination

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, while BCAR was the legal acquirer, it was treated as the acquired company for financial reporting purposes. Accordingly, the financial statements of Exascale represented a continuation of the financial statements of Exascale, with the Business Combination treated as the equivalent of Exascale issuing stock for the net assets of BCAR, accompanied by a recapitalization. The net assets of BCAR were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Exascale in future reports of Exascale Labs Holdings Inc.

Exascale has been determined to be the accounting acquirer based on the evaluation of the following facts and circumstances:

●	Exascale stockholders had a significant majority of the voting power of PubCo;

●	PubCo’s board of directors consisted of five members, all of whom were designated by Exascale;

●	Exascale’s senior management comprised the senior management of PubCo and were responsible for the day-to-day operations of PubCo;

●	Exascale is the larger entity based on historical operating activity and employee base; and

●	Exascale’s operations comprise the ongoing operations of PubCo.

Exascale has been designated as the accounting acquirer and has a fiscal year end of June 30. Upon the Closing of the Business Combination, PubCo changed its fiscal year end from December 31 to June 30, which is the fiscal year end historically used by Exascale.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination, are factually supportable, and as it relates to the unaudited pro forma combined statement of operations, are expected to have a continuing impact on the results of the post-combination company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company upon consummation of the Business Combination.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical financial position and results that would have been achieved had the companies always been combined or the future financial position and results that the post-combination company will experience. Exascale and BCAR have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026, and in the unaudited pro forma condensed combined statement of operations for the year ended June 30, 2026 are based on the actual values as of the Closing Date. The differences that may occur between the presented value and the final purchase accounting could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2026

			Actual Redemptions
	Exascale Labs Inc.	BCAR	Transaction Accounting Adjustments		Pro Forma Combined
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
	$	$	$		$
ASSETS
Current assets:
Cash and cash equivalents	2,693,586	41,733	289,883,138	A	13,989,461
			(126,615)	B1
			(1,367,679)	B2
			(278,134,702)	C
			1,000,000	E1
U.S. Dollar Coin	2,160,746	-			2,160,746
Accounts receivable, net	1,107,210	-			1,107,210
Advance to suppliers	112,343	-			112,343
Refundable deposits receivable	450,000	-			450,000
Prepayment and other receivable	-	151,886			151,886
Total Current Assets	6,523,885	193,619	11,254,142		17,971,646

Non-current assets:
Cash and securities held in Trust Account	-	289,883,138	(289,883,138)	A	-
Property, equipment and software, net	12,840	-			12,840
Deferred Offering Cost	190,000	-	(190,000)	B1	-
Total Non-current Assets	202,840	289,883,138	(290,073,138)		12,840
TOTAL ASSETS	6,726,725	290,076,757	(278,818,996)		17,984,486

LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ DEFICIT
Accounts payable	916,422	-			916,422
Simple agreement for future equity	29,121,268		-		-
		-	1,000,000	E1
		-	(30,121,268)	E2
Contract liabilities	1,070,378				1,070,378
Refundable deposits payable	359,481				359,481
Accrued expense and other current liabilities	417,951	812,530	(812,530)	B2	367,951
			(50,000)	D
Total Current Liabilities	31,885,500	812,530	(29,983,798)		2,714,232
Total Liabilities	31,885,500	812,530	(29,983,798)		2,714,232

COMMITMENTS AND CONTINGENCIES
Temporary equity:
Common stock subject to possible redemption	-	289,883,138	(289,883,138)	C	-

Stockholders’ Equity (Deficit)
Class A common shares	3	120	113	C	3,368
			31	D
			886	E2
			1,200	F
			1,015	G
Class B common shares	12	1,200	(1,200)	F	3,065
			3,065	G
			(12)	G
Additional paid-in capital	220,636		(297,000)	B1	41,198,396
			11,748,322	C
			49,969	D
			30,120,382	E2
			(643,913)	G
Accumulated deficit	(25,379,426)	(620,231)	(19,615)	B1	(25,934,575)
			(555,149)	B2
			639,846	G
Total Stockholders’ Equity (Deficit)	(25,158,775)	(618,911)	41,047,940		15,270,254
TOTAL LIABILITIES, TEMPORARY EQUITY AND STOCKHOLDERS’ EQUITY (DEFICIT)	6,726,725	290,076,757	(278,818,996)		17,984,486

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended June 30, 2026

	For the year ended June 30,		Actual Redemptions
	2026		Pro Forma		Pro Forma
	Exascale	BCAR	Adjustments		Combined
	$	$	$		$
Revenue	14,822,799				14,822,799
Cost of revenues	(12,404,546)				(12,404,546)

Operating costs and expenses:
Selling and marketing expenses	(499,392)	-			(499,392)
General and administrative expenses	(1,229,516)	-			(1,229,516)
Research and development expenses	(5,490,185)	-			(5,490,185)
Formation and operational costs	-	(1,484,012)	220,000	I	(1,264,012)
Total operating expenses	(7,219,093)	(1,484,012)	220,000		(8,483,105)
Income (loss) from operations	(4,800,840)	(1,484,012)	220,000		(6,064,852)

Other income (expense):
Other income	15,832	-			15,832
Change in fair value of simple agreements for future equity	(7,377,383)	-	7,377,383	H	-
Interest income on cash held in trust account	-	9,883,138	(9,883,138)	J	-
Total other income (expense)	(7,361,551)	9,883,138	(2,505,755)		15,832
Loss before income tax expense	(12,162,391)	8,399,126	(2,285,755)		(6,049,020)
Income tax expense	-	-	-		-
Net (loss) income	(12,162,391)	8,399,126	(2,285,755)		(6,049,020)
Basic and Diluted
Loss per share					(0.094)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Basis of the Pro Forma Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, BCAR, who is the legal acquirer, is treated as the accounting acquiree for financial reporting purposes and Exascale, which is the legal acquiree, was treated as the accounting acquirer for financial reporting purposes.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. Article 11 provides guidance to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Given such Management Adjustments, if any, would not enhance an understanding of the pro forma effects of the Transaction, BCAR has elected not to present any Management Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not include income tax effects as the parties to the Business Combination are evaluating the post-Closing tax implications of Exascale. Accordingly, the unaudited pro forma condensed combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the parties to the Business Combination filed consolidated income tax returns during the periods presented, nor does it reflect the amounts of pro forma deferred tax assets or liabilities as of the periods presented.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Exascale Labs Holdings Inc. They should be read in conjunction with the historical financial statements and notes thereto of BCAR and Exascale.

Note 2—Pro Forma Adjustments

BCAR and Exascale have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026 are as follows:

(A)	Reflects the reclassification of cash and cash equivalents from the trust account that become available for use post-Closing.

(B1)	Reflects the settlement of total estimated professional fees incurred by Exascale not yet recognized in its historical financial statements. These costs are accounted for as equity issuance costs.

(B2)	Reflects the settlements and accruals of total estimated professional fees incurred by BCAR not yet recognized in its historical financial statements. These costs are accounted for as expenses.

(C)	Reflects the reclassification of common stock subject to possible redemption to permanent equity.

(D)	Reflects pro forma adjustments to record (i) $50,000 of cash proceeds received under the investor provider arrangement as other current liabilities, and (ii) share-based compensation expense for services that were fully provided, the total equity conversion to 312,500 common shares, with the related liability reclassified to common shares and additional paid-in capital.

(E1)	Reflects Exascale’s issuance in July 2026 of an aggregate of $1.0 million in SAFE investment.

(E2)	Reflects the conversion of Exascale SAFEs into an aggregate of 8,864,761 shares of Class A common stock.

(F)	Reflects the share exchanges for the recapitalization of BCAR.

(G)	Reflects the share exchanges for the recapitalization of Exascale including share-based compensation.

Transaction Accounting Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended June 30, 2026 and 2025 are as follows:

(B2)	Reflects the settlement of total estimated professional fees incurred by BCAR not yet recognized in its historical financial statements. These costs are accounted for as expenses.

(H)	Reflects the elimination of remeasurement gains and losses on SAFEs.

(I)

Reflects the elimination of monthly administration fee of $20,000 paid to the Sponsor after giving effect to the Business Combination as if it had occurred on July 1, 2025.

(BCAR entered into an administrative services agreement, commencing on August 1, 2025, through the earlier of BCAR’s consummation of an initial business combination or its liquidation, to pay to the Sponsor a total of $20,000 per month for office space, secretarial and administrative services provided to members of BCAR’s management team.)

(J)	Reflects the elimination of interest income generated from the investments held in the trust account after giving effect to the Business Combination as if it had occurred on July 1, 2025.

Note 3—Loss per Share

As the Business Combination is being reflected as if it had been consummated on July 1, 2025, the calculation of weighted average shares outstanding for pro forma basic and diluted net loss per share assumes the following events occurred as of July 1, 2025:

Actual Redemptions
Year Ended June 30, 2026
Pro forma net loss	$(6,049,020)
Weighted average shares outstanding – basic	64,334,789
Weighted average shares outstanding – diluted	64,334,789
Net loss per share – basic	$(0.094)
Net loss per share – diluted	$(0.094)

Weighted average shares calculation, basic and diluted
BCAR Public Shares	1,134,789
BCAR private placement shares held by Sponsor	200,000
BCAR Founder Shares held by Sponsor	12,000,000
Underwriter Representative shares	1,000,000
Post-Combination Company ordinary shares issued in the Business Combination to Exascale Securityholders	50,000,000
Weighted average shares outstanding, basic and diluted	64,334,789

Actual Redemptions
Year Ended June 30, 2026
BCAR public shares	1.76%
BCAR shares private placement shares held by Sponsor	0.31%
BCAR founder’s shares held by Sponsor	18.65%
Underwriter Represent shares	1.55%
Post-Combination Company ordinary shares issued in the Business Combination to Exascale Securityholders	77.73%
Total	100.00%